Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference into the registration statements of BIO-key International, Inc. on Form S-8 (file nos. 333- 233737, 333-212066) and Form S-3 (file nos. 333-233713 and 333-225934) of our report dated March 29, 2021 relating to the financial statements which appear in this Form 10-K for the year ended December 31, 2020.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla,P.C.

ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P.C.

Saddle Brook, New Jersey

March 29, 2021